Execution Version

UNDERWRITING AGREEMENT

$4,650,000,000
ROCKWELL COLLINS, INC.
$300,000,000 1.950% Notes due 2019
$1,100,000,000 2.800% Notes due 2022
$950,000,000 3.200% Notes due 2024
$1,300,000,000 3.500% Notes due 2027
$1,000,000,000 4.350% Notes due 2047
Underwriting Agreement
March 28, 2017
J. P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Rockwell Collins, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $300,000,000 principal amount of its 1.950% Notes due 2019 (the “2019 Notes”), $1,100,000,000 principal amount of its 2.800% Notes due 2022 (the “2022 Notes”), $950,000,000 principal amount of its 3.200% Notes due 2024 (the “2024 Notes”), $1,300,000,000 principal amount of its 3.500% Notes due 2027 (the “2027 Notes”) and $1,000,000,000 principal amount of its 4.350% Notes due 2047 (the “2047

Notes” and together with the 2019 Notes, the 2022 Notes, the 2024 Notes and the 2027 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture (the “Indenture”) dated as of November 1, 2001, as supplemented by a first supplemental indenture dated as of December 4, 2006 and a second supplemental indenture dated as of the Closing Date (as defined below) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-216736), including a prospectus (the “Basic Prospectus”), relating to, among other things, the debt securities to be issued from time to time by the Company. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the final prospectus supplement specifically relating to the Securities in the form to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities together with the Basic Prospectus, and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities filed by the Company with the Commission pursuant to Rule 424 under the Securities Act together with the Basic Prospectus. References herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, and the terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) which are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At 4:35 pm (New York City time) on March 28, 2017, which was at or immediately prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 28, 2017, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
The Company intends to use the proceeds of the offering of the Securities to finance the Company’s acquisition of B/E Aerospace, Inc. (“B/E Aerospace”) and pursuant to an Agreement and Plan of Merger, dated October 23, 2016, by and among the Company, Quarterback Merger Sub Corp. and B/E Aerospace, Inc. (the “Acquisition Agreement”) as described in the “Use of

Proceeds” section of the Time of Sale Information and the Prospectus. The term “Acquisition” as used herein shall refer to the transaction contemplated by the Acquisition Agreement.
2.Purchase of the Securities by the Underwriters.

(a)The Company agrees to issue and sell the Securities to the several Underwriters as provided in this agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to (i) 99.554% of the principal amount thereof in the case of the 2019 Notes, (ii) 99.333% of the principal amount thereof in the case of the 2022 Notes, (iii) 99.087% of the principal amount thereof in the case of the 2024 Notes, (iv) 99.185% of the principal amount thereof in the case of the 2027 Notes and (v) 98.692% of the principal amount thereof in the case of the 2047 Notes, in each case plus accrued interest, if any, from March 28, 2017 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 10:00 A.M., New York City time, on April 10, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact (other than Rule 430 Information) required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined in Section 7).

(b)Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the requirements of the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information.

(d)Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus complied in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with Underwriter Information.

(e)Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when such documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents, as of the date they became effective or were filed with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not, as of the date such documents become effective or are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)Financial Statements.

(i)The financial statements of the Company and its consolidated subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified in conformity with U.S. generally accepted accounting principles (subject to normal year-end adjustments) applied on a consistent basis throughout the periods covered thereby.

(ii)To the knowledge of the Company, the financial statements of B/E Aerospace and its consolidated subsidiaries and the related notes and schedules thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position of B/E Aerospace and its consolidated subsidiaries as of the date indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the period specified in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the period covered thereby.

(g)Pro Forma Financial Information. The pro forma consolidated financial statements and the related notes thereto set forth in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(h)No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Time of Sale Information, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(i)Organization and Good Standing. The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing (to the extent such concept is relevant in any particular jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (to the extent such concept is relevant in any particular jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have the corporate or limited liability company, as applicable, power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(j)Capitalization. All the outstanding shares of capital stock or other equity interests of each significant subsidiary of the Company other than directors’ qualifying shares have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, security interest, restriction on voting or transfer and are not subject to any preemptive or similar rights in favor of any third party.

(k)Due Authorization. The Company has full corporate power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby has been duly and validly taken.

(l)The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).

(m)The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)Descriptions of the Transaction Documents. The Indenture and the Securities conform in all material respects to the description thereof contained under the captions “Description of debt securities” and “Description of the notes” in the Registration Statement, the Preliminary Prospectus and the Prospectus, respectively.

(p)No Violation or Default. Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over it, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act, (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters or (iii) which the failure to obtain or possess would not, individually or in the aggregate, have a Material Adverse Effect.

(s)Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings, or to the knowledge of the Company, governmental or regulatory investigations, pending to which the Company or any of its subsidiaries is or is reasonably likely to be a party or to which any property of the Company or any of its subsidiaries is or is reasonably likely to be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(t)Independent Accountants.

(i)Deloitte and Touche LLP, which has audited and reviewed certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Exchange Act.

(ii)To the knowledge of the Company, Deloitte and Touche LLP, which has audited the consolidated financial statements of B/E Aerospace and its consolidated subsidiaries as of and for the year ended December 31, 2015 incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent certified public accounting firm with respect to B/E Aerospace and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Exchange Act.

(u)Title to Real and Personal Property. The Company and its significant subsidiaries own, lease or have the right to use all of their properties as are necessary to the conduct of the operations of the Company and its significant subsidiaries as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own, lease or have a right to use such properties would not, individually or in the aggregate, have a Material Adverse Effect.

(v)Title to Intellectual Property. The Company and its significant subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as are necessary for the conduct of their respective businesses as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses as presently conducted does not conflict in any material respect with any such rights of others, except for such conflicts as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(x)Licenses and Permits. The Company and its significant subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect.

(y)No Labor Disputes. No labor disturbance by or dispute with groups of employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)Compliance With Environmental Laws. Except as are disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (i) the Company and its subsidiaries are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received notice of any such liability or potential liability, except in the case of each of (i) and (ii) above, for any such failure to comply or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa)Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Such disclosure controls and procedures were effective as of September 30, 2016, and, to the knowledge of the Company, are effective as of the date hereof.

(bb) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. There were no material weaknesses in the Company’s internal control over financial reporting as of September 30, 2016, and, to the knowledge of the Company, there are no material weaknesses in its internal control over financial reporting as of the date hereof.

(cc) XBRL Compliance. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Basic Prospectus, has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit (in each of clauses (i), (ii), (iii) and (iv), with such exceptions as are not material). The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign

Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom, each as may be amended, or any other applicable anti-bribery or anti-corruption law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ee) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) Compliance with OFAC. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is (i) currently the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (including by being designated on the Specially Designated Nationals and Blocked Persons List (“SDN List”) maintained by OFAC (available on-line at: http://www.treasury.gov/sdn)) or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is currently the subject of Sanctions (including, without limitation, at the date hereof the Crimea region, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of or business with any person or entity, or in any country or territory, that, at the time of such financing, is the subject of any Sanctions. Except pursuant to appropriate governmental authorization or as exempted from such regulation, for the past three years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person, country or territory that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(gg) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(hh) Acquisition. The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and Quarterback Merger Sub Corp., enforceable in accordance with its terms, subject to the Enforceability Exceptions, and, to the knowledge of the Company, the Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of B/E Aerospace, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Company expects that the Acquisition will be consummated in all material respects on the terms and by the date and as contemplated by the Acquisition Agreement and the description thereof set forth in the Time of Sale Information, the Preliminary Prospectus and the Prospectus. The representations and warranties of B/E Aerospace in Article III of the Acquisition Agreement that are qualified by materiality or “material adverse effect” or words to similar effect, to the Company’s knowledge, are true and correct in all respects as of the date of the Acquisition Agreement (except for such representations and warranties that speak as of a specific date, which, to the Company’s knowledge, are true and correct as of such date), and the Company has no reason to believe that such representations and warranties are not true and correct as of the date hereof. The representations and warranties of B/E Aerospace in Article III of the Acquisition Agreement that are not qualified by materiality or “material adverse effect” or words to similar effect, to the Company’s knowledge, are true and correct in all material respects as of the date of the Acquisition Agreement (except for such representations and warranties that speak as of a specific date, which, to the Company’s knowledge, are true and correct as of such date) and the Company has no reason to believe that such representations and warranties are not true and correct as of the date hereof.

4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will (i) pay the registration fees for this offering of the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date, and (ii) file the Prospectus in a form reasonably approved by the Underwriters with the Commission pursuant to Rule 424(b) under the Securities Act within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b)    Delivery of Copies. The Company will deliver, without charge, to each Underwriter (i) upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the completion of the initial resale of the Securities by the Underwriters, before using or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will (i) notify the Representatives of any such use or filing, (ii) furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review (other than any amendments or supplements made by the filing of documents under the Exchange Act) and (iii) not use or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object (other than any amendments or supplements made by the filing of documents under the Exchange Act). The Company’s obligations under this paragraph (c) shall expire on the Closing Date unless the Representatives shall notify the Company in writing otherwise on or before the Closing Date, and if such notice is given, the Company’s obligations under this paragraph (c) shall expire on the date which is the earlier of (i) six months after the Closing Date and (ii) the completion of the initial resale of the Securities by the Underwriters. The Underwriters shall promptly notify the Company of such completion.

(d)    Notice to the Representatives. Until termination of the Prospectus Delivery Period, the Company will advise the Representatives promptly (or, in the case of clauses (v) and (vi), promptly upon the Company becoming aware thereof), and confirm such advice in writing: (i) when any amendment to the Registration Statement has been filed or becomes effective (other than any amendments made by the filing of documents under the Exchange Act); (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than any amendments or supplements made by the filing of documents under the Exchange Act); (iii) of any request by the Commission to the Company for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission to the Company for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus; (v) of the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or upon the Company becoming aware of the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)    Blue Sky Compliance. The Company will take such actions as the Representatives reasonably request to qualify the Securities for offer and sale by the Underwriters under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file or take any action that would constitute a general consent to service of process in any such jurisdiction or (iii) subject itself or any of its affiliates to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Earning Statement. The Company will make generally available to its security holders as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)    Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k)     No Stabilization. Until the termination of the Prospectus Delivery Period, the Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters.     Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof, at the Time of Sale and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications its rating of the Securities or of any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)    Officer's Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(a), 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (a) above.

(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company and B/E Aerospace, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of B/E Aerospace and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)    Opinion and Negative Assurance Statement of Counsel for the Company. The Representatives shall have received on and as of the Closing Date (i) an opinion and negative assurance statement of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-1 hereto, and (ii) an opinion of the general counsel of the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-2 hereto.

(h)    Opinion and Negative Assurance Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and negative assurance statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its significant subsidiaries (to the extent such concept is relevant in their respective jurisdictions of organization) in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further customary certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (including, for the avoidance of doubt, the written presentation entitled “Fixed Income Investor Presentation” dated March 17, 2017) or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Underwriter Information.

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that such information consists only of the following (collectively, the “Underwriter Information”): (1) the information in the last paragraph of the cover page of the Preliminary Prospectus and the Prospectus regarding the delivery of the Securities; (2) the names of the Underwriters on the cover page of the Preliminary Prospectus and the Prospectus; (3) the names of the Underwriters in the table in the first paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; and (4) the third, eighth (third and fourth sentences only), ninth and eleventh (except the sixth and seventh sentences) paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but, upon receipt of notice from the Indemnifying Person to such Indemnified Person of such Indemnifying Person’s election to assume the defense of such action and approval by the Indemnified Person of counsel as set forth above, the Indemnifying Person will not be liable to such Indemnified Person under this Section 7 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the

Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim under this Section 7. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus. Notwithstanding anything to the contrary in this Agreement, any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Underwriters or the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

10.    Defaulting Underwriter.

(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons reasonably satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Representatives to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter within such time periods, either the non‑defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses.

(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and the Company’s and B/E Aerospace’s independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters in connection with such Blue Sky Memorandum, not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority. It is understood and agreed, however, that, except as provided in this Section 11 and in Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters (other than pursuant to Section 10) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, in the case of Section 7, each Indemnified Person. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. Each of (i) the respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto and (ii) this Section 13 and Section 15(c), shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or any of the officers, directors or controlling persons of the Company or the Underwriters.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.    Miscellaneous.

(a)    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax no.: (212) 834-6081), Attention: High Grade Syndicate Desk; Citigroup Global Markets Inc., General Counsel (fax no.: (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202 (fax no.: (704) 410-0326), Attention: Transaction Management. Notices to the Company shall be given to it at Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, IA 52488 (fax: 319-295-3599), Attention: Senior Vice President, General Counsel and Secretary.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

(e)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
ROCKWELL COLLINS, INC.
By:	/s/ Patrick Allen
	Name:	Patrick E. Allen
	Title:	Senior Vice President and Chief Financial Officer

Accepted: March 28, 2017

J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC
By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

Citigroup Global Markets Inc.
By:	/s/ Adam Bordner
	Name:	Adam D. Bordner
	Title:	Vice President

WELLS FARGO SECURITIES, LLC
By:	/s/ Patrick Jordan
	Name:	Patrick Jordan
	Title:	Director

Schedule 1

Underwriter	Principal Amount of 2019 Notes	Principal Amount of 2022 Notes	Principal Amount of 2024 Notes	Principal Amount of 2027 Notes	Principal Amount of 2047 Notes
J.P. Morgan Securities LLC	$75,000,000	$275,000,000	$237,500,000	$325,000,000	$250,000,000
Citigroup Global Markets Inc.	$46,293,000	$169,742,000	$146,595,000	$200,604,000	$154,311,000
Wells Fargo Securities, LLC	$46,293,000	$169,742,000	$146,595,000	$200,604,000	$154,311,000
Credit Agricole Securities (USA) Inc.	$25,862,000	$94,827,000	$81,897,000	$112,068,000	$86,206,000
Mizuho Securities USA Inc.	$25,862,000	$94,827,000	$81,897,000	$112,068,000	$86,206,000
BNY Mellon Capital Markets, LLC	$15,518,000	$56,897,000	$49,137,000	$67,242,000	$51,724,000
HSBC Securities (USA) Inc.	$15,518,000	$56,897,000	$49,137,000	$67,242,000	$51,724,000
MUFG Securities Americas Inc.	$15,518,000	$56,897,000	$49,137,000	$67,242,000	$51,724,000
U.S. Bancorp Investments, Inc.	$15,518,000	$56,897,000	$49,137,000	$67,242,000	$51,724,000
KeyBanc Capital Markets Inc.	$6,206,000	$22,758,000	$19,656,000	$26,896,000	$20,690,000
RBS Securities Inc.	$6,206,000	$22,758,000	$19,656,000	$26,896,000	$20,690,000
SunTrust Robinson Humphrey, Inc.	$6,206,000	$22,758,000	$19,656,000	$26,896,000	$20,690,000
Total	$300,000,000	$1,100,000,000	$950,000,000	$1,300,000,000	$1,000,000,000

Schedule 1-1

Annex A-1

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

April 10, 2017

J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

As representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement, dated March 28, 2017, between Rockwell Collins, Inc. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as representatives of such Underwriters

c/o J.P. Morgan Securities LLC
383 Madison Ave.
New York, New York 10179

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

RE:    Rockwell Collins, Inc. - Offering of Senior Notes
Ladies and Gentlemen:
We have acted as special counsel to Rockwell Collins, Inc., a Delaware corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated March 28, 2017 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of (a) $[] aggregate principal amount of the Company’s []% Notes due 2019 (the “2019 Notes”), (b) $[] aggregate principal amount of the Company’s []% Notes due 2022 (the “2022 Notes”), (c) $[] aggregate principal amount of the Company’s []% Notes due 2024 (the “2024 Notes”), (d) $[] aggregate principal amount of the Company’s []% Notes due 2027 (the “2027 Notes”) and (e) $[] aggregate principal amount of the Company’s []% Notes due 2047 (together with the 2019 Notes, the 2022 Notes, the 2024 Notes and the 2027 Notes, the “Securities”) to be issued under the Indenture, dated as of November 1, 2001 (the “Base Indenture”), and as supplemented by the Supplemental Indenture, dated as of December 4, 2006 (the “First Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), and the Second Supplemental Indenture, dated as of [], 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

Annex A-1- 1

This opinion is being furnished to you pursuant to Section 6(g) of the Underwriting Agreement. Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Transaction Agreements (as defined below) or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-3 (File No. 333-216736) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, including the Incorporated Documents (as defined below), being hereinafter referred to as the “Registration Statement”);

(b)the prospectus, dated March 16, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)the preliminary prospectus supplement, dated March 28, 2017 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d)the prospectus supplement, dated [], 2017 (together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)the documents described on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus, as of the date hereof, or the Preliminary Prospectus, as of the date of the Underwriting Agreement (collectively, the “Incorporated Documents”);

(f)the pricing term sheet, dated March 28, 2017 (the “Pricing Term Sheet”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 433 of the Rules and Regulations;

(g)an executed copy of the Underwriting Agreement;

(h)the global certificates evidencing the Securities (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(i)an executed copy of the Base Indenture;

(j)an executed copy of the First Supplemental Indenture;

(k)an executed copy of the Second Supplemental Indenture;

Annex A-1- 2

(l)an executed copy of a certificate of Robert J. Perna, Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officer’s Certificate”);

(m)an executed copy of a certificate of Robert J. Perna, Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(n)a copy of the Company’s restated certificate of incorporation, as amended, as in effect on November 1, 2001, on December 4, 2006 and on the date hereof, certified by the Secretary of State of the State of Delaware as of [], 2017, and certified pursuant to the Secretary’s Certificate;

(o)a copy of the Company’s bylaws, as amended and in effect as of November 1, 2001, as amended and restated effective June 30, 2004 and in effect as of December 4, 2006 and as amended and restated effective April 20, 2016 and in effect as of the date hereof, each certified pursuant to the Secretary’s Certificate;

(p)a copy of certain resolutions of the Board of Directors of the Company, adopted on September 12, 2001 and on November 9, 2006, each certified pursuant to the Secretary’s Certificate;

(q)copies of certain resolutions of the Board of Directors of the Company, adopted on [], 2017, and certain resolutions of the Offering Committee thereof, adopted on [], 2017, each certified pursuant to the Secretary’s Certificate;

(r)a copy of a certificate, dated [], 2017, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware (collectively, the “Delaware Certificate”); and

(s)the Scheduled Contracts (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and B/E Aerospace, Inc. (“B/E”) such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and B/E and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and B/E and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate, the Secretary’s Certificate and the factual representations and warranties contained in the Transaction Agreements.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America and (iii) the General Corporation Law of the State of Delaware (the “DGCL”).

Annex A-1- 3

The Underwriting Agreement, the Note Certificates and the Indenture are referred to herein collectively as the “Transaction Agreements.” As used herein: “Organizational Documents” means those documents listed in paragraphs (n) and (o) above. “Scheduled Contracts” means those agreements or instruments described on Schedule B hereto. “Scheduled Orders” means those orders or decrees described on Schedule C hereto. “General Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the Pricing Term Sheet.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.Based solely on our review of the Delaware Certificate, the Company is duly incorporated and is validly existing and in good standing under the DGCL.

2.The Company has the corporate power and authority to execute and deliver each of the Transaction Agreements and to consummate the issuance and sale of the Securities contemplated thereby.

3.Each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL.

4.The Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

5.Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) conflicts with the Organizational Documents, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order or (iv) violates the DGCL or any law, rule or regulation of the State of New York or the United States of America.

6.Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

7.The Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

8.The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9.The statements in the Prospectus and the General Disclosure Package under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as such statements purport to

Annex A-1- 4

summarize certain provisions of the Indenture and the Note Certificates, fairly summarize such provisions in all material respects.

The opinions stated herein are subject to the following qualifications:
(a)the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)except to the extent expressly stated in paragraph 8 above, we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(e)except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(f)except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(g)we do not express any opinion with respect to whether the execution or delivery of any Transaction Agreement by the Company, or the performance by the Company of its obligations under any Transaction Agreement, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries;

(h)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation or waiver that may be contrary to public policy or violative of federal or state securities laws;

(i)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality; and

Annex A-1- 5

(j)we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement.
In addition, in rendering the foregoing opinions we have assumed that:
(a)except to the extent expressly stated in the opinions contained herein, neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject;

(b)except to the extent expressly stated in the opinions contained herein, neither the execution and delivery by the Company of the Transaction Agreements nor the enforceability of each of the Transaction Agreements against the Company requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(c)in rendering the opinion set forth in paragraph 7 above, we have assumed that the Trustee’s certificates of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers.

This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert the rights of an Underwriter in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).
Very truly yours,

Annex A-1- 6

Schedule A
Incorporated Documents

1.	Annual Report on Form 10-K for the year ended September 30, 2016;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016;

3.	Current Reports on Form 8-K filed on October 24, 2016, October 27, 2016, December 22, 2016, January 10, 2017 and [], 2017; and

4.	Information in the proxy statement filed with the SEC on December 15, 2016 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended September 30, 2016.

Annex A-1- 7

Schedule B
Scheduled Contracts

1)	Indenture dated as of November 1, 2001 between the Company and Citibank, N.A., as Trustee

2)	Supplemental Indenture dated as of December 4, 2006 between the Company and The Bank of New York Trust Company, N.A.

3)	Bridge Credit Agreement, dated as of December 16, 2016, among the Company, the lenders listed therein and JPMorgan Chase Bank, N.A., as administrative agent

4)	Term Loan Credit Agreement, dated as of December 16, 2016, among the Company, the lenders listed therein and JPMorgan Chase Bank, N.A., as administrative agent

5)	Five-Year Credit Agreement, dated as of December 16, 2016, among the Company, the lenders listed therein and JPMorgan Chase Bank, N.A., as administrative agent

6)	Agreement and Plan of Merger, dated as of October 23, 2016, by and among the Company, Quarterback Merger Sub Corp. and B/E Aerospace, Inc.

Annex A-1- 8

Schedule C
Scheduled Orders

None.

Annex A-1- 9

Exhibit A
Officer’s Certificate

Annex A-1- 10

Form of Negative Assurance Letter of Skadden, Arps, Slate, Meagher & Flom LLP

April 10, 2017

J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

As representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement, dated March 28, 2017, between Rockwell Collins, Inc. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as representatives of such Underwriters

c/o J.P. Morgan Securities LLC
383 Madison Ave.
New York, New York 10179

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:
We have acted as special counsel to Rockwell Collins, Inc., a Delaware corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated March 28, 2017 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of (a) $[] aggregate principal amount of the Company’s []% Notes due 2019 (the “2019 Notes”), (b) $[] aggregate principal amount of the Company’s []% Notes due 2022 (the “2022 Notes”), (c) $[] aggregate principal amount of the Company’s []% Notes due 2024 (the “2024 Notes”), (d) $[] aggregate principal amount of the Company’s []% Notes due 2027 (the “2027 Notes”) and (e) $[] aggregate principal amount of the Company’s []% Notes due 2047 (together with the 2019 Notes, the 2022 Notes, the 2024 Notes and the 2027 Notes, the “Securities”) to be issued under the Indenture, dated as of November 1, 2001 (the “Base Indenture”), and as supplemented by the Supplemental Indenture, dated as of December 4, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), and the Second Supplemental Indenture, dated as of [], 2017, between the Company and the Trustee.
This letter is being furnished to you pursuant to Section 6(g) of the Underwriting Agreement. Neither the delivery of this letter nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.
In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-216736) of the Company relating to the Securities and other securities of the Company filed on March 16, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the

Annex A-1- 11

Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”), and (i) the prospectus, dated March 16, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (ii) the preliminary prospectus supplement, dated March 28, 2017 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and (iii) the prospectus supplement, dated [], 2017 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. We also have reviewed the documents identified on Schedule A hereto filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus or the Preliminary Prospectus, as the case may be, as of the date hereof or as of the Applicable Time (as defined below), respectively (collectively, the “Incorporated Documents”), the pricing term sheet, dated March 28, 2017 (the “Pricing Term Sheet”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 433 of the Rules and Regulations and such other documents as we deemed appropriate. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3(d) and 3(gg) of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations and, pursuant to Section 309 of the Trust Indenture Act of 1939, the Base Indenture has been qualified under the Trust Indenture Act of 1939, and to our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
In addition, we have participated in conferences with officers and other representatives of the Company and B/E Aerospace, Inc. (“B/E”), representatives of the independent registered public accountants of the Company and B/E, representatives of the Underwriters and counsel for the Underwriters and B/E at which the contents of the Registration Statement, the Prospectus, the Disclosure Package (as defined below) and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company and B/E with officers and other representatives of the Company and B/E. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in (i) paragraph 9 of our opinion to you dated the date hereof and (ii) our opinion to you dated the date hereof regarding tax matters described under the caption “U.S. Federal Income Tax Considerations to Non-U.S. Holders” in the Prospectus).
On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T‑1 (the “Form T‑1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein,

Annex A-1- 12

in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the reports of management’s assessment of the effectiveness of internal controls over financial reporting of the Company and B/E or the auditors’ reports on the effectiveness of the internal controls over financial reporting of the Company and B/E, or the statements contained in the exhibits to the Incorporated Documents or the Registration Statement, including the Form T‑1, to the extent included or incorporated by reference therein). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the reports of management’s assessment of the effectiveness of internal controls over financial reporting of the Company and B/E or the auditors’ reports on the effectiveness of the internal controls over financial reporting of the Company and B/E, or the statements contained in the exhibits to the Incorporated Documents or the Registration Statement, including the Form T‑1, to the extent included or incorporated by reference therein).
As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, (ii) “Applicable Time” means [] [a.m./p.m.] (Eastern time) on [], 2017 and (iii) “Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the Pricing Term Sheet.
This letter is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert the rights of an Underwriter in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).
Very truly yours,

Annex A-1- 13

Annex A-2

Form of Opinion of General Counsel of the Company

April 10, 2017

J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

As representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement, dated March 28, 2017, between Rockwell Collins, Inc. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as representatives of such Underwriters

c/o J.P. Morgan Securities LLC
383 Madison Ave.
New York, New York 10179

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:

I am the General Counsel of Rockwell Collins, Inc., a Delaware corporation (the “Company”), and in that capacity, I, or lawyers under my supervision, have acted as counsel to the Company in connection with the preparation, execution and delivery of the Underwriting Agreement, dated March 28, 2017 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, Citigroup Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), providing for, among other things, the issuance and sale by the Company and the purchase by the Underwriters of $[•] principal amount of the Company’s [•]% Notes due 2019, $[•] principal amount of the Company’s [•]% Notes due 2022, $[•] principal amount of the Company’s [•]% Notes due 2024, $[•] principal amount of the Company’s [•]% Notes due 2027 and $[•] principal amount of the Company’s [•]% Notes due 2047 (collectively, the “Securities”). This opinion is being furnished to you pursuant to Section 6(g) of the Underwriting Agreement.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Underwriting Agreement.

In rendering the opinions set forth herein, I, or lawyers under my supervision, have examined and relied on originals or copies of the following:

(a)    the Company's Registration Statement on Form S-3 (Registration No. 333-216736) filed with the Commission on March 16, 2017 (the “Registration Statement”);

Annex A-2-1

(b)    the Prospectus dated March 16, 2017 contained in the Registration Statement (the “Basic Prospectus”);

(c)    the Preliminary Prospectus Supplement dated March 28, 2017 filed by the Company with the Commission on March 28, 2017 pursuant to Rule 424(b) under the Securities Act (together with the Basic Prospectus, the “Preliminary Prospectus”);

(d)    the Prospectus Supplement dated March [•], 2017 filed by the Company with the Commission on March [•], 2017 pursuant to Rule 424(b) under the Securities Act (together with the Basic Prospectus, the “Prospectus”);

(e)    the final term sheet attached as Annex C to the Underwriting Agreement (together with the Preliminary Prospectus, the “Time of Sale Information”);

(f)    the Underwriting Agreement;

(g)    the Indenture;

(h)    the Securities;

(i)    the corporate proceedings taken by the Company in connection with the authorization, execution and issuance of the Securities and execution and delivery of the Underwriting Agreement and the Indenture; and

(j)    such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to the opinions set forth herein, I, or lawyers under my supervision, have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons.

Based upon the foregoing, having regard for such legal considerations as I deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.    The Company is duly qualified as a foreign corporation and is in good standing in the States of California and Iowa and in each other jurisdiction wherein the character of the property owned or held under lease by it makes such qualification necessary, except in such jurisdictions where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

2.    Each of ARINC Incorporated, Radio Holdings, Inc., Rockwell Collins European Holdings S.ar.l., Rockwell Collins International Financing S.ar.l., Rockwell Collins International Holdings S.ar.l., Rockwell Collins EUMEA Holdings, SAS Rockwell Collins European Holdings S.ar.l. and Rockwell Collins International, Inc. (collectively, the “Significant Subsidiaries”) is a subsidiary of the Company, has been duly incorporated or organized and is validly existing in good standing (to the extent such concept is relevant in the particular jurisdiction) under the laws of the jurisdiction of its incorporation or organization and is duly qualified and is in good standing (to the extent such concept is relevant in the particular jurisdiction) as a foreign corporation or other entity in each jurisdiction wherein the character of the property owned or held under lease by it makes such qualification necessary, except in such jurisdictions

Annex A-2-2

where the failure so to qualify or to be in good standing would not have a Material Adverse Effect; the outstanding shares of capital stock of each such Significant Subsidiary (except for directors' qualifying shares) are validly issued, fully paid and nonassessable; and all of such capital stock is directly or indirectly owned by the Company free and clear of any lien, encumbrance, security interest, restriction on voting or transfer or any preemptive or similar rights in favor of any third party.

3.    The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company and the consummation of the transactions contemplated therein by the Company will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or, to my knowledge, by which it or any of them is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or By−Laws of the Company, as amended, or any material violation of any law, administrative regulation or administrative or court decree applicable to the Company.

4.    There is no litigation or governmental proceeding pending or, to my knowledge, threatened against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus which is not adequately disclosed therein; and except as may be disclosed in the Time of Sale Information and the Prospectus, there is no such litigation or governmental proceeding pending or, to my knowledge, threatened against the Company or any of its subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.    Other than the Underwriting Agreement and the forms of the Securities which will be filed by the Company on a current report on Form 8-K and incorporated by reference in the Registration Statement, to my knowledge, there are no contracts which are required to be filed as exhibits to the Registration Statement which are not so filed or which are required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus which are not adequately disclosed therein.

I do not express any opinion herein as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Iowa.

This opinion is being furnished only to you in connection with the Underwriting Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without my prior written consent. The opinions expressed herein are given to you as of the Closing Date and I assume no obligation to advise you of any change which may thereafter be brought to my attention.

Very truly yours,

_________________________

Annex A-2-3

Annex B

Issuer Free Writing Prospectus

Pricing Term Sheet dated March 28, 2017

Annex-B-1

Annex C

Rockwell Collins, Inc.
Pricing Term Sheet
March 28, 2017

Issuer:	Rockwell Collins, Inc. (the “Company”)
Ratings*:	[Intentionally Omitted]
Trade Date:	March 28, 2017
Settlement Date:	April 10, 2017 (T+9)
Title:	1.950% Notes due 2019	2.800% Notes due 2022	3.200% Notes due 2024	3.500% Notes due 2027	4.350% Notes due 2047
Principal Amount:	$300,000,000	$1,100,000,000	$950,000,000	$1,300,000,000	$1,000,000,000
Maturity Date:	July 15, 2019	March 15, 2022	March 15, 2024	March 15, 2027	April 15, 2047
Interest Payment Dates:	Semi-annually on each January 15 and July 15, commencing July 15, 2017	Semi-annually on each March 15 and September 15, commencing September 15, 2017	Semi-annually on each March 15 and September 15, commencing September 15, 2017	Semi-annually on each March 15 and September 15, commencing September 15, 2017	Semi-annually on each April 15 and October 15, commencing October 15, 2017
Coupon:	1.950% per annum	2.800% per annum	3.200% per annum	3.500% per annum	4.350% per annum
Public Offering Price:	99.904%	99.933%	99.712%	99.835%	99.567%
Benchmark Treasury:	1.125% due February 28, 2019	1.875% due February 28, 2022	2.125% due February 29, 2024	2.250% due February 15, 2027	2.875% due November 15, 2046
Benchmark Treasury Price / Yield:	99-21 3/4 / 1.294%	99-18+ / 1.965%	99-07 / 2.247%	98-16+ / 2.420%	97-02 / 3.026%
Spread to Benchmark Treasury:	T + 70 basis points	T + 85 basis points	T + 100 basis points	T + 110 basis points	T + 135 basis points
Yield to Maturity:	1.994%	2.815%	3.247%	3.520%	4.376%
CUSIP/ISIN:	774341 AG6 / US774341AG67	774341 AH4 / US774341AH41	774341 AJ0 / US774341AJ07	774341 AK7 / US774341AK79	774341 AL5 / US774341AL52
Optional Redemption Provisions:
Make-whole Redemption:
At any time prior to maturity, in the case of the 2019 Notes, and at any time prior to February 15, 2022 (in the case of the 2022 Notes), January 15, 2024 (in the case of the 2024 Notes), December 15, 2026 (in the case of the 2027 Notes) and October 15, 2046 (in the case of the 2047 Notes), in whole or in part, at the greater of 100% of the principal amount of notes being redeemed and a make-whole redemption price determined by using a discount rate of the applicable Treasury Rate plus 15 basis points in the case of the 2019 Notes, 15 basis points in the case of the 2022 Notes, 15 basis points in the case of the 2024 Notes, 20 basis points in the case of the 2027 Notes and 25 basis points, in the case of the 2047 Notes, plus, in each case, accrued and unpaid interest to but not including the redemption date.

Par Redemption:
At any time on or after February 15, 2022 (in the case of the 2022 Notes), January 15, 2024 (in the case of the 2024 Notes), December 15, 2026 (in the case of the 2027 Notes) and October 15, 2046 (in the case of the 2047 Notes), in whole or in part, at 100% of the principal amount of the notes being redeemed, plus, in each case, accrued and unpaid interest to but not including the redemption date.

Special Acquisition Redemption:
If the Company (i) terminates or abandons the acquisition of B/E Aerospace, Inc. before 5:00 p.m. (New York City time) on October 21, 2017 (the “Special Acquisition Redemption Date”) or (ii) the merger agreement with respect to the acquisition is terminated before such time, the Company will redeem all outstanding 2022 Notes, 2024 Notes, 2027 Notes and 2047 Notes at 101% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to but excluding the Special Acquisition Redemption Date. The 2019 Notes are not subject to the special acquisition redemption.

Annex-C-1

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Joint Book-Running Managers:	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Wells Fargo Securities, LLC Credit Agricole Securities (USA) Inc. Mizuho Securities USA Inc.
Co-Managers:
BNY Mellon Capital Markets, LLC
HSBC Securities (USA) Inc.
MUFG Securities Americas Inc.
U.S. Bancorp Investments, Inc.
KeyBanc Capital Markets Inc.
RBS Securities Inc. (marketing name “NatWest Markets")
SunTrust Robinson Humphrey, Inc.

* An explanation of the significance of ratings may be obtained from the ratings agencies. Generally, ratings agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to review, revision, suspension, reduction or withdrawal at any time by Moody’s, Standard & Poor’s and Fitch. Each of the security ratings above should be evaluated independently of any other security rating.

We expect that delivery of the notes will be made to investors on or about April 10, 2017, which will be the ninth business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required, subject to certain exceptions, to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes will initially settle in T+9, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Those purchasers should consult their advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Wells Fargo Securities, LLC toll-free at 1-800-645-3751, Credit Agricole Securities (USA) Inc. toll-free at 1-866-807-6030 or Mizuho Securities USA Inc. toll-free at 1-866-271-7403.

This pricing term sheet supplements the preliminary prospectus supplement issued by Rockwell Collins, Inc. on March 28, 2017 relating to its prospectus dated March 16, 2017.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex-C-2

Schedule 2

Significant Subsidiaries

1.	ARINC Incorporated

2.	Radio Holdings, Inc.

3.	Rockwell Collings EUMEA Holdings SAS

4.	Rockwell Collins International Holdings S.ar.l.

5.	Rockwell Collins International Financing S.ar.l.

6.	Rockwell Collins European Holdings S.ar.l.

7.	Rockwell Collins International, Inc.

Schedule 2-1